EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

iCAD, Inc.
Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statements of iCAD, Inc. and Subsidiary on Forms S-8 No. 33-72534, No. 333-99973, No. 333-119509, No. 333-139023, No. 333-144671 and No. 333-161959 and on Form S-3 No. 333-169716 of our report dated March 30, 2011, relating to the consolidated financial statements of iCAD, Inc. and Subsidiary appearing in this Annual Report on Form10-K  for the year ended December 31, 2010.

/s/ BDO USA, LLP

Boston, Massachusetts
March 30, 2011